Exhibit 16.1

April 6, 2009

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read HUGHES Telematics, Inc., formerly Polaris Acquisition Corp.'s statements included under item 4.01 of its Form 8-K, filed on April 6, 2009 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

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